        Exhibit 4.2

LABORATORY CORPORATION OF AMERICA HOLDINGS
as
Issuer
AND
LABCORP HOLDINGS INC.
as
Guarantor
AND
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as

Trustee
SEVENTEENTH SUPPLEMENTAL INDENTURE
DATED AS OF MAY 17, 2024

SEVENTEENTH SUPPLEMENTAL INDENTURE (this “Seventeenth Supplemental Indenture”), dated as of May 17, 2024, among Labcorp Holdings Inc., a Delaware corporation (or its permitted successor) (“New Holding Company”), its wholly-owned subsidiary, Laboratory Corporation of America Holdings, a Delaware corporation (or its permitted successor) (the “Company”), and U.S. Bank Trust Company, National Association, as Trustee under the Indenture (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of November 19, 2010, as amended by the Ninth Supplemental Indenture, dated as of January 30, 2015 (the “Ninth Supplemental Indenture”), the Tenth Supplemental Indenture, dated as of January 30, 2015 (the “Tenth Supplemental Indenture”), the Eleventh Supplemental Indenture, dated as of August 22, 2017 (the “Eleventh Supplemental Indenture”), the Twelfth Supplemental Indenture, dated as of August 22, 2017 (the “Twelfth Supplemental Indenture”), the Thirteenth Supplemental Indenture, dated as of November 25, 2019 (the “Thirteenth Supplemental Indenture”), the Fourteenth Supplemental Indenture, dated as of November 25, 2019 (the “Fourteenth Supplemental Indenture”), the Fifteenth Supplemental Indenture, dated as of May 26, 2021 (the “Fifteenth Supplemental Indenture”), and the Sixteenth Supplemental Indenture, dated as of May 26, 2021 (the “Sixteenth Supplemental Indenture” and, collectively with the Base Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture, referred to herein as the “Indenture”), governing the various series of debt securities listed on Schedule I hereto (the “Securities”); and
WHEREAS, New Holding Company desires to fully and unconditionally guarantee all of the Company’s obligations under the Indenture and the Securities, including the due and punctual payment of the principal of, premium, if any, and interest on all the Securities according to their tenor (the “New Holding Company Guarantee”); and
WHEREAS, the Company desires, by this Seventeenth Supplemental Indenture, to add the New Holding Company Guarantee and make certain other conforming changes to Section 4.08 of the Base Indenture; and
WHEREAS, Sections 9.01(4) and 9.05 of the Base Indenture provide, in relevant part, that the Company, when authorized by a Board Resolution, and the Trustee, may enter into a supplemental indenture without the consent of the Securityholders “to add guarantees with respect to any series of Securities;” and
WHEREAS, Sections 9.01(5) and 9.05 of the Base Indenture provide, in relevant part, that the Company, when authorized by a Board Resolution, and the Trustee, may enter into a supplemental indenture without the consent of the Securityholders “to make any change that does not adversely affect the rights of any Securityholder in any material respect;”

WHEREAS, the Company has provided the Trustee with an Opinion of Counsel and an Officers’ Certificate pursuant to Section 9.05 of the Base Indenture; and
WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and By-Laws (or comparable constituent documents) of New Holding Company, the Company and the Trustee necessary to make this Seventeenth Supplemental Indenture a valid instrument legally binding on New Holding Company, the Company and the Trustee, in accordance with its terms, have been legally done and performed.
NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, New Holding Company, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Securityholders of the Securities as follows:
Article 1
Relation To Indenture; Definitions; Rules Of Construction
Section 1.1.Relation to Indenture. This Seventeenth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.2.The New Holding Company Guarantee. New Holding Company hereby fully and unconditionally guarantees (in the form attached hereto as Exhibit A) to each Securityholder and to the Trustee and its successors and assigns the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and the full and punctual performance of all other obligations of the Company under the Indenture and the Securities.
Section 1.3.Amendment to Section 4.08 of the Indenture. Section 4.08 (Commission Reports) of the Base Indenture is hereby amended by adding the following language at the end of the first sentence of the existing paragraph:
“; provided that the filing and provision to the Trustee and Securityholders of the annual reports and other information, documents and other reports specified in Sections 13 or 15(d) of the Exchange Act, at the times specified for the filing of such information, documents and reports under such Sections, by an entity that is the direct or indirect parent of the Company shall satisfy the requirements of this Section 4.08, in lieu of any such reporting by the Company, so long as (x) such entity is an obligor on, or full and unconditional guarantor of, the Securities and (y) the information, documents and reports of such parent entity include all financial statements and other information regarding the Company as may be required by Rule 3-10 of Regulation S-X or other applicable rule of the Commission to be included in reports filed by a parent company that guarantees debt issued by a subsidiary that is thereby exempt from the reporting obligations under Sections 13 and 15(d) of the Exchange Act, and such other quantitative or qualitative information regarding the Company that would be material to Securityholders and would have been filed by the Company under Sections 13 and 15(d) of the Exchange Act but for such exemption.”
Section 1.4.Amendment to Section 12.04 of the Indenture. Section 12.04 (Notices) of the Base Indenture is hereby amended by adding the following language after the existing paragraph:
“All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or AdobeSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
The Company may send notices and other communications hereunder by electronic mail. The Company agrees that the Trustee cannot determine the identity of the actual sender of such communications and that the Trustee shall conclusively presume that communications that purport to have been sent by an authorized officer of the Company have been sent by such authorized officer. The Company shall be responsible for ensuring that only authorized officers transmit such communications to the Trustee, and the Company and the authorized officers are responsible for safeguarding the use and confidentiality of applicable user and authorization codes, passwords and authentication keys provided by the Trustee. The Trustee shall not be liable for any losses, costs, or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such communications notwithstanding such communications conflict or are inconsistent with a subsequent written communication. The Company agrees (i) to assume all risks arising out of the use of electronic mail to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk or interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting communications to the Trustee and that there may be more secure methods of transmitting communications than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of communications provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) that it will notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.”

Section 1.5.Amendment to Section 12.10 of the Indenture. Section 12.10 (Counterparts) of the Base Indenture is hereby amended by adding the following language at the end of the first sentence of the existing paragraph:
“Delivery of an executed signature page of this Indenture by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof. The words “execution,” “executed,” “signed,” signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.”
Section 1.6.Notices. The address for notices to New Holding Company shall be:
Labcorp Holdings Inc.
358 South Main Street
Burlington, North Carolina 27215
Attention:    Executive Vice President and Chief Financial Officer
Section 1.7.Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Base Indenture.
Article 2
Miscellaneous
Section 2.1.Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Seventeenth Supplemental Indenture contained by or on the behalf of the Company shall bind its successors and assigns, whether so expressed or not.
Section 2.2.Effectiveness. This Seventeenth Supplemental Indenture shall become effective upon its execution and delivery.
Section 2.3.Ratification of Indenture. The Indenture, as supplemented by this Seventeenth Supplemental Indenture, is in all respects ratified and confirmed, and this Seventeenth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 2.4.Governing Law. This Seventeenth Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 2.5.Multiple Originals. The parties may sign any number of copies of this Seventeenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Seventeenth Supplemental Indenture.
Section 2.6.Headings. The headings of the Sections of this Seventeenth Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Seventeenth Supplemental Indenture to be duly executed as of the date first written above.

LABORATORY CORPORATION OF AMERICA HOLDINGS
By:	/s/ Glenn A. Eisenberg
Name: Glenn A. Eisenberg
Title: Executive Vice President and Chief Financial Officer

LABCORP HOLDINGS INC.
By:	/s/ Glenn A. Eisenberg
Name: Glenn A. Eisenberg
Title: Executive Vice President and Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, Trustee
By:	/s/ Allison Lancaster-Poole
Name: Allison Lancaster-Poole
Title: Vice President

[Signature Page to Seventeenth Supplemental Indenture]

Schedule I

2.30% Senior Notes due 2024 (issued under the Thirteenth Supplemental Indenture)
3.25% Senior Notes due 2024 (issued under the Eleventh Supplemental Indenture)
3.60% Senior Notes due 2025 (issued under the Ninth Supplemental Indenture)
1.55% Senior Notes due 2026 (issued under the Fifteenth Supplemental Indenture)
3.60% Senior Notes due 2027 (issued under the Twelfth Supplemental Indenture)
2.95% Senior Notes due 2029 (issued under the Fourteenth Supplemental Indenture)
2.70% Senior Notes due 2031 (issued under the Sixteenth Supplemental Indenture)
4.70% Senior Notes due 2045 (issued under the Tenth Supplemental Indenture)

Exhibit A
FORM OF
NEW HOLDING COMPANY GUARANTEE
From and after the date hereof, Labcorp Holdings Inc., a Delaware corporation (“New Holding Company”), unconditionally and irrevocably guarantees (the “Guarantee”) to each Securityholder of a Security authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, the due and punctual payment of the principal of, premium, if any, and interest on the Securities, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, and the due and punctual performance of all other obligations of Laboratory Corporation of America Holdings, a Delaware corporation (the “Company”), to the Securityholders or the Trustee under the Indenture in accordance with the terms hereof and thereof. New Holding Company hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Securities or the obligations of the Company under the Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to the Indenture or the Securities, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that nothing contained herein shall be constituted to be a waiver by New Holding Company of presentment or demand of payment or notice to New Holding Company with respect to the Securities and the obligations evidenced thereby or hereby. New Holding Company further waives any right of set-off or counterclaim it may have against registered owners of the Securities arising from any other obligations of New Holding Company that any such registered owners may have. New Holding Company covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture, the Securities and in this Guarantee.
New Holding Company shall be subrogated to all rights of the registered owners of the Securities in respect of any amounts paid by New Holding Company pursuant to the provisions of this Guarantee; provided, however, that New Holding Company shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after the principal of, premium, if any, and interest on the Securities and all other amounts owed to the registered owners of the Securities hereunder have been paid in full.
This Guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment of the principal of, premium, if any, or interest on the Securities or any other amounts owed to the registered owners of the Securities hereunder or thereunder is rescinded or must otherwise be returned by such registered owners upon the insolvency, bankruptcy or reorganization of New Holding Company, the Company or otherwise, all as though such payment had not been made. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Seventeenth Supplemental Indenture, of which this Guarantee forms a part.
IN WITNESS WHEREOF, New Holding Company has caused this instrument to be duly executed as of the 17th day of May, 2024.

LABCORP HOLDINGS INC.
By:
Name:
Title: